CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-221045 on Form N-1A of our reports dated October 17, 2023, relating to the financial statements and financial highlights of Avantis® All Equity Markets ETF, Avantis® All Equity Markets Value ETF, Avantis® All International Markets Equity ETF, Avantis® All International Markets Value ETF, Avantis® Core Fixed Income ETF, Avantis® Core Municipal Fixed Income ETF, Avantis® Emerging Markets Equity ETF, Avantis® Emerging Markets Value ETF, Avantis® Inflation Focused Equity ETF, Avantis® International Equity ETF, Avantis® International Large Cap Value ETF, Avantis® International Small Cap Equity ETF, Avantis® International Small Cap Value ETF, Avantis® Moderate Allocation ETF, Avantis® Real Estate ETF, Avantis® Responsible Emerging Markets Equity ETF , Avantis® Responsible International Equity ETF, Avantis® Responsible U.S. Equity ETF, Avantis® Short-Term Fixed Income ETF, Avantis® U.S. Equity ETF, Avantis® U.S. Large Cap Value ETF, Avantis® U.S. Small Cap Equity ETF, Avantis® U.S. Small Cap Value ETF, each a series of American Century ETF Trust, appearing in the Annual Reports on Form N-CSR of American Century ETF Trust for the year ended August 31, 2023, and to the references to us under the heading “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
November 3, 2023